EXHIBIT 10.82


                           STOCK REDEMPTION AGREEMENT


     THIS STOCK REDEMPTION AGREEMENT ("Agreement") is made as of January 8, 2004 by and between MIDAMERICAN ENERGY HOLDINGS COMPANY, an Iowa corporation ("MidAmerican"), and DAVID L. SOKOL ("Mr. Sokol").


     Mr. Sokol owns a number of shares of common stock, no par value per share, of MidAmerican ("Shares"). Mr. Sokol desires to sell a portion of such Shares to MidAmerican, and MidAmerican is willing to purchase the same, in accordance with the terms and conditions of this Agreement.


        Therefore, MidAmerican and Mr. Sokol agree as follows:

     Section 1. Purchase and Sale of Shares. Mr. Sokol hereby agrees to sell, assign, transfer and deliver to MidAmerican 200,000 Shares (the "Purchased Shares") at $100 per share, for an aggregate purchase price of Twenty Million Dollars ($20,000,000), payable by wire transfer of immediately available funds. Mr. Sokol shall deliver appropriate stock certificates representing the Purchased Shares accompanied by irrevocable stock powers against payment therefor.

      Section 2.  Representations and Warranties.

     (a) By Mr. Sokol. Mr. Sokol represents and warrants to MidAmerican as follows, which representations and warranties shall survive the closing of the transactions contemplated in Section 1 above:

          (1) Mr. Sokol has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement is binding upon and is enforceable against Mr. Sokol in accordance with its terms.

          (2) Mr. Sokol owns and has good, valid and marketable title to the Purchased Shares, free and clear of any and all transfer restrictions, claims, liens, encumbrances, rights of third parties or other restrictions whatsoever, and pursuant to Section 1 above shall transfer such unrestricted title to the Purchased Shares to MidAmerican.

          (3) The execution and delivery of this Agreement by Mr. Sokol and the consummation of the transactions contemplated hereby will not result in the breach of, or constitute a default under, any contract, agreement, commitment, pledge or other instrument or obligation to which Mr. Sokol is now a party or by which Mr. Sokol or any Purchased Shares may be bound or affected.

          (4) Mr. Sokol is knowledgeable in financial and business matters in general, and those relating to MidAmerican in particular, and is capable of evaluating the merits and risks of entering into this Agreement. Neither MidAmerican, nor any of its directors, officers, employees, agents or representatives, has made any statement, representation or warranty (except as expressly set forth herein) that in any manner influenced or was taken into account or relied upon by Mr. Sokol in deciding whether to enter into this Agreement, including, without limitation, any statement relating to MidAmerican, its business or prospects or the value of the Purchased Shares. Mr. Sokol has not relied in any manner in deciding to enter into this Agreement upon the silence or failure of MidAmerican, or its directors, officers, employees, agents or representatives, to state any matter with respect to MidAmerican, its business or prospects, or the value of the Purchased Shares. Mr. Sokol has decided to enter into this Agreement based on Mr. Sokol's independent investigation and for Mr. Sokol's own business purposes which are entirely independent of any analysis of the short or long term value or prospects of MidAmerican or the Purchased Shares. Mr. Sokol recognizes that MidAmerican and its directors, officer, employees, agents or representatives may have information regarding MidAmerican, its business and prospects, or the value of the Shares, which is, may be, or may be perceived to be material and which is not publicly available and which has not been disclosed to or is not known by Mr. Sokol. Mr. Sokol confirms that access to any such information would not have been important to his decision to sell the Purchased Shares.

     (b) By MidAmerican. MidAmerican represents and warrants to Mr. Sokol as follows, which representations and warranties shall survive the closing of the transactions contemplated in Section 1 above:

          (1) MidAmerican has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement is binding upon and is enforceable against MidAmerican in accordance with its terms.

          (2) In deciding to enter into this Agreement, MidAmerican did not rely on any representations or warranty of Mr. Sokol not expressly set forth herein.

     Section 3. Indemnity. Mr. Sokol, on the one hand, and MidAmerican, on the other hand, shall indemnify and hold the other, and its or their (as applicable) directors, officers, employees, agents and representatives, harmless from and against any and all losses, damages and expenses (including, without limitation, settlement costs, legal fees and other expenses) arising from or relating to any breach by such party of any representation or warranty in this Agreement or any breach by such party of any covenant, agreement or obligation contained herein.

     Section 4. Expenses. All fees and expenses incurred by any of the parties to this Agreement shall be borne by the party incurring such fees and expenses, and all sales, transfer or other similar taxes payable in connection with this Agreement (including, without limitation, any transfer taxes payable in connection with the sale of the Purchased Shares) will be borne by the party incurring such taxes.

     Section 5. Implementation of Agreement. MidAmerican and Mr. Sokol each agree to take or cause to be taken all such actions and execute and deliver or cause to be executed or delivered all such documents as the other may reasonably request in order to carry out and implement the terms and provisions of this Agreement.

     Section 6. Severability. If any part of this Agreement is held to be invalid, void or unenforceable, the remaining terms and provisions of the Agreement shall remain in full force and effect.

     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to conflicts of law principles.

     Section 8. Successors and Assigns; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of MidAmerican and Mr. Sokol, and their respective successors, assigns, heirs and personal representatives. As used herein, "successors and assigns" of a corporation include, but are not limited to, affiliates and any corporation or other business entity into or with which such corporation shall be merged, consolidated, liquidated or reorganized. This Agreement shall not confer upon any person other than the parties hereto, and their respective successors, assigns, heirs and personal representatives, any rights or remedies.

     Section 9. Waiver. Any waiver by any party of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such term or provisions of this Agreement. The failure of a party to insist upon strict adherence to any term or provision of this Agreement in one or more instances shall not deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

     Section 10. Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original and when taken together shall constitute one and the same agreement. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to its subject matter. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by MidAmerican and Mr. Sokol. The terms of this Agreement are contractual, not merely recital. This Agreement is the result of negotiations between the parties, and the principle of contract construction against the drafter shall not apply to the interpretation, construction or enforcement of this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        MIDAMERICAN ENERGY HOLDINGS COMPANY


                                        By /s/Douglas L. Anderson
                                           Douglas L. Anderson
                                           Its Sr. V.P., General Counsel &
                                               Corporate Secretary




                                           /s/David L. Sokol
                                           David L. Sokol